Exhibit 4.1

BORDERFREE NUMBER C INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE BORDERFREE, INC. COMMON STOCK SHARES CUSIP 09970L 10 0 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THATC IS THE REGISTERED HOLDER OF FULLY PAID AND NON-ASSESSABLE SHARES Borderfree, OF THE COMMON Inc. STO CK, $0.01 PAR VALUE PER SHARE, OF transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate, properly endorsed. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated: COUNTERSIGNED AND REGISTERED: AMERICAN STOCK TRANSFER &TRUST COMPANY, LLC (Brooklyn, NY) TRANSFER AGENT AND REGISTRAR By: AUTHORIZED SIGNATURE BORDERFREE, INC. CORPORATE SEAL DELAWARE * TREASURER PRESIDENT

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT–	Custodian
TEN ENT	–	as tenants by the entireties		(Cust) (Minor)
JT TEN	–	as joint tenants with right		under Uniform Gifts to Minors
		of survivorship and not as		Act
		tenants in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received,                                                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE

                                                                                                                                                                                                 Shares of the common stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                 Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER.
SIGNATURE(S) GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.